Exhibit 10.4


                         EXECUTIVE EMPLOYMENT AGREEMENT

         This Executive Employment Agreement (this "Agreement") is made and entered into as of this 22nd day of July, 2003, by and between GVI Security, Inc., a Delaware corporation (the "Company") and Thomas Wade ("Executive").

         1. Engagement and Duties.

              1.1 Upon the terms and subject to the conditions set forth in this Agreement, the Company hereby engages and employs Executive as an officer of the Company, with the title and designation of President of the Company. Executive hereby accepts such engagement and employment.

              1.2 Executive's duties and responsibilities shall be those normally and customarily vested in the offices of President of a corporation, and Executive will have full responsibility and authority for the management of all day-to-day operations of the Company, subject to the supervision, direction and control of the Board of Directors (the "Board") of the Company. In addition, Executive's duties shall include those duties and services for the Company and its affiliates as the Board shall from time to time reasonably direct. Executive shall report directly to the Board.

              1.3 Executive will be elected to the Board, and Company will use its best efforts to cause Executive to continue to be a member of such Board throughout the term of this Agreement.

              1.4 Executive agrees to devote his primary business time, energies, skills, efforts and attention to his duties hereunder, and will not, without the prior written consent of the Company, which consent will not be unreasonably withheld, render any material services to any other business concern. Executive will use his best efforts and abilities faithfully and diligently to promote the Company's business interests. In addition, Executive may, subject to prior approval by the Board, spend reasonable amounts of time serving on boards of directors for other companies, provided that such service does not, in the sound discretion of the Board, constitute or create a conflict of interest.

              1.5 Except for routine travel incident to the business of the Company, Executive shall perform his duties and obligations under this Agreement principally from an office provided by the Company in the greater North Dallas area of the State of Texas, or such other location in Texas, as the Board may from time to time determine.

         2. Term of Employment.

              2.1 The term of this Agreement shall commence on the date set forth above and shall continue until July 31, 2006, unless terminated earlier in accordance with the provisions below, and shall be renewed thereafter for consecutive, two-year terms ("Renewal Term(s)"), unless written notice is delivered by either party to the other at least 120 days in advance of expiration of the original term or any Renewal Term. Notice given less than 120 days prior to the expiration of the Term or any Renewal Term shall be void as if never provided. If the Company decides not to renew this Agreement at the expiration of the original three-year term or any Renewal Term, the Company shall pay Executive, upon expiration of this Agreement, a severance payment equal to Executive's then current annual salary, which severance payment shall be paid by the Company in twenty-four (24) equal installments over the 12-month period following such expiration, in addition to any accrued vacation pay, any un-reimbursed expenses and any Incentive Bonus then earned but not already paid. Furthermore, within sixty (60) days after the end of the first Bonus Period ending after the termination date, the Company shall pay Executive a prorated portion (based upon the number of days during such Bonus Period Executive was employed by the Company) of the Incentive Bonus that would otherwise be payable to Executive with respect to that Bonus Period.

         2.2 Notwithstanding any portion of the foregoing to the contrary, this Agreement shall terminate during the original term or any Renewal Term at the earliest to occur of the following:

              (a) one hundred twenty (120) days following the notice of the intention not to renew this Agreement, in accordance with the terms of Section
2.1 above;

              (b) the death of Executive;

              (c) delivery to Executive of written notice of termination by the Company if Executive shall suffer a "permanent disability," which for purposes of this Agreement shall mean a physical or mental disability which renders Executive, in the reasonable judgment of the Board, unable to perform his duties and obligations under this Agreement for 180 days in any 12-month period;

              (d) delivery to Executive of written notice of termination by the Company "for cause," by reason of: (i) any act or omission knowingly undertaken or omitted by Executive with the intent of causing damage to the Company, its properties, assets or business or its stockholders, officers, or directors; (ii) any unauthorized act of Executive involving a material personal profit to Executive, including without limitation, any fraud, misappropriation or embezzlement, involving properties, assets or funds of the Company or any of its parent entities, subsidiaries or affiliates; (iii) Executive's consistent failure to perform his normal duties or any obligation under any provision of this Agreement, in either case, as directed by the Board, provided that Executive has failed to cure such failure to perform, if curable, within 30 business days immediately following written notice issued by the Company
(through its President or the Board) describing, in meaningful detail, Executive's failure to perform; or

              (e) delivery to the Company of written notice of termination by Executive as a result of "good reason," by reason of: (i) any material adverse alteration in the nature or status of Executive's responsibilities or the assignment to Executive of any duties inconsistent with his status as President; and (ii) any material breach of this Agreement by Company, not remedied, if able to be remedied, within 30 business days immediately following Company's receipt of written notice from Executive specifying the circumstances of such material breach and the proposed cure thereof, if curable; or

              (f) delivery to Executive of written notice of termination by the Company "without cause."



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

         2.3 If the Executive's employment is terminated pursuant to Section 2.2(b), 2.2(c) or 2.2(d), the Company will pay Executive (or his estate or legal representative) on the termination date, Executive's accrued and unpaid base salary through the date of termination plus any accrued vacation pay and unreimbursed expenses. If Executive's employment is terminated pursuant to
Section 2.2(e) or 2.2(f), or if Executive is terminated within 180 days of a Change of Control, the Company will pay Executive: (i) on the termination date, an amount equal to Executive's accrued and unpaid salary through the date of termination, plus any accrued vacation pay, any unreimbursed expenses and any Incentive Bonus then earned but not already paid; (ii) at the Company's sole option, (A) within two weeks after the termination date, a lump sum payment equal to one year of Executive's then current annual salary OR, (B) Executive's then current annual salary payable in twenty-four (24) equal installments over the 12-month period following such termination; and (iii) within 60 days after the end of the first Bonus Period ending after the termination date, a prorated portion (based upon the number of days during such Bonus Period Executive was employed by the Company) of the Incentive Bonus that would otherwise be payable to Executive with respect to that Bonus Period. For purposes hereof, a Change of Control shall mean (i) except as provided below, all or substantially all of the assets of the Company are sold to an unrelated third party; or (ii) the acquisition, directly or indirectly (and including through any merger or consolidation), of beneficial ownership of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of the Company by any person or entity (or "group" of affiliated persons or entities within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended). Notwithstanding the foregoing, a "Change in Control" will not include any transaction between the Company, on the one hand, and any subsidiary of the Company, including the Company, on the other hand, undertaken for the purpose of effecting a corporate reorganization whereby the share ownership of the surviving entity immediately following such transaction is held in substantially the same proportions as the share ownership of the Company immediately prior to such transaction.

         3. Compensation; Executive Benefit Plans.

              3.1 The Company shall pay to Executive a base salary at an annual rate of $350,000 during each fiscal year of this Agreement. In addition, as a signing bonus, the Company will pay Executive $100,000 upon execution of this Agreement, and an additional $25,000 on the last day of each of the first 4 quarters of the term. The base salary will be subject to annual review beginning at the end of the first year of the term, and may be increased (but not decreased) for subsequent years. Notwithstanding the foregoing, in the event that annual gross revenue of the Company for any completed fiscal year is less than $30,000,000, the Board may adjust the base salary (including a decrease in such base salary) in its sole discretion. The base salary shall be payable in installments throughout the year in the same manner and at the same times the Company pays base salaries to other executive officers of the Company.

              3.2  In  addition  to  the  Base  Salary,  the  Company  will  pay
Executive, in cash, an annual incentive bonus (the "Incentive Bonus") as follows: Executive will be paid the Incentive Bonus if the Company meets or exceeds, for each of the 12-month periods ended December 31, 2003, 2004, 2005 and 2006 (each a "Bonus Period"), a combination of two budgeted, measurable metrics (the "Measurable Metrics"): (i) the Company's revenues (net of returns) and (ii) the Company's pre-tax net income after adding back all amounts, if any, allocated to Executive's Incentive Bonus for that Bonus Period (the Company's pre-tax net income as so adjusted "Bonus PTNI"). Within 60 days following the end of each Bonus Period (the date of such comparison the "Review Date"), the Company's actual revenues (net of returns) and actual Bonus PTNI for that Bonus Period will be compared to Board-approved budgeted revenues (net of returns) and Bonus PTNI for the Company for that Bonus Period. Each of the actual Measurable Metrics will be calculated as a percentage above or below each of the projected Measurable Metrics, and such percentages will be added together, resulting in a combined measurable metric (the "Combined Measurable Metric"). Executive will be compensated on his performance relative to the Combined Measurable Metric as follows:



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

              (a) If the Combined Measurable Metric is negative 20% or greater, then the Executive will receive an Incentive Bonus in an amount equal to 5% of the Company's pre-tax net income; or

              (b) If the Combined Measurable Metric is less than negative 20%, but is negative 30% or greater, then the Executive will receive an Incentive Bonus in an amount equal to 2 and 1/2 % of the Company's pre-tax net income; or

              (c) If the Combined Measurable Metric is less than negative 30%, then the Executive will not receive any Incentive Bonus.

         Notwithstanding the foregoing, if any individual Measurable Metric is negative 40% or greater, then the Executive will not receive any Incentive Bonus. The Company's Board of Directors, in its sole and absolute discretion, may elect to advance to Executive up to 30% of any anticipated Incentive Bonus in any quarter, and may pay to Executive an Incentive Bonus greater than that provided for above under such circumstances as the Board of Directors deems appropriate. The Incentive Bonus, if any, will be paid to Executive in cash within 30 days following the Review Date, and will be pro rated for any Bonus Period that does not include a full calendar year.

         3.3 Executive shall be entitled each year to vacation for a minimum of four calendar weeks, plus such additional period or periods as the Board may approve in the exercise of its reasonable discretion, during which time his compensation shall be paid in full, with unused vacation time accruing up to eight weeks.

         3.4 Executive shall be entitled to reimbursement from the Company for the reasonable costs and expenses which he incurs in connection with the performance of his duties and obligations under this Agreement in a manner consistent with the Company's practices and policies as adopted or approved from time to time by the Board for executive officers. In addition, Executive will be entitled to a monthly non-accountable expense allowance of $1,200.00.

         3.5 Executive shall be entitled to a monthly automobile allowance of $800.00.

         3.6 The Company may deduct from any compensation payable to Executive the minimum amounts sufficient to cover applicable federal, state and/or local income tax withholding, old-age and survivors' and other social security payments, state disability and other insurance premiums and payments.

         4. Other Benefits. During the term of his employment hereunder, Executive shall be eligible to participate in all operative employee benefit and welfare plans of the Company then in effect from time to time and in respect of which all executive officers of the Company generally are entitled to participate ("Company Executive Benefit Plans"), including, to the extent then in effect, all life, health (including medical, dental and vision) and long-term disability insurance programs, all pension, profit-sharing and retirement plans and all other fringe-benefit plans and programs, all on the same basis applicable to employees of the Company whose level of management and authority is comparable to that of Executive.



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

         5. Confidentiality of Proprietary Information and Material.

              5.1 Industrial Property Rights. For the purpose of this Agreement,
"Industrial Property Rights" shall mean all of the Company's patents, trademarks, trade names, inventions, copyrights, know-how or trade secrets, now in existence or hereafter developed or acquired by the Company or for its use, relating to any and all products and services which are developed, formulated and/or manufactured by the Company.

              5.2 Trade Secrets. For the purpose of this Agreement, "Trade Secrets" shall mean any formula, pattern, device, or compilation of information that is used in the Company's business and gives the Company an opportunity to obtain an advantage over its competitors who do not know and/or do not use it. This term includes, but is not limited to, information relating to the marketing of the Company's products and services, including price lists, pricing information, customer lists, customer names, the particular needs of customers, information relating to their desirability as customers, financial information, intangible property and other such information which is not in the public domain.

              5.3 Technical Data. For the purpose of this Agreement, "Technical Data" shall mean all information of the Company in written, graphic or tangible form relating to any and all products which are developed, formulated and/or manufactured by the Company, as such information exists as of the date of this Agreement or is developed by the Company during the term hereof.

              5.4 Proprietary Information. For the purpose of this Agreement, "Proprietary Information" shall mean all of the Company's Industrial Property Rights, Trade Secrets and Technical Data. Proprietary Information shall not include any information which (i) was lawfully in the possession of Executive prior to Executive's employment with the Company, (ii) may be obtained by a reasonably diligent businessperson from readily available and public sources of information, (iii) is lawfully disclosed to Executive after termination of Executive's employment by a third party which does not have an obligation to the Company to keep such information confidential, or (iv) is independently developed by Executive after termination of Executive's employment without utilizing any of the Company's Proprietary Information.

              5.5 Agreement Not To Copy Or Use. Executive agrees, at any time during the term of his employment and for a period of ten years thereafter, not to copy, use or disclose (except as required by law after first notifying the Company and giving it an opportunity to object) any Proprietary Information without the Company's prior written permission. The Company may withhold such permission as a matter within its sole discretion during the term of this Agreement and thereafter.



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

         6. Return of Corporate Property and Trade Secrets. Upon any termination of this Agreement, Executive shall turn over to the Company all property, writings or documents then in his possession or custody belonging to or relating to the affairs of the Company or comprising or relating to any Proprietary Information.

         7. Discoveries and Inventions.

              7.1 Disclosure. Executive will promptly disclose in writing to the Company complete information concerning each and every invention, discovery, improvement, device, design, apparatus, practice, process, method, product or work of authorship, whether patentable or not, made, developed, perfected, devised, conceived or first reduced to practice by Executive, whether or not during regular working hours (hereinafter referred to as "Developments"), either solely or in collaboration with others, (a) prior to the term of this Agreement while working for the Company, (b) during the term of this Agreement or (c) within six months after the term of this Agreement, if relating either directly or indirectly to the business, products, practices, techniques or confidential information of the Company.

              7.2 Assignment. Executive, to the extent that he has the legal right to do so, hereby acknowledges that any and all Developments are the property of the Company and hereby assigns and agrees to assign to the Company any and all of Executive's right, title and interest in and to any and all of such Developments; provided, however, that the provisions of this Section 7.2 shall not apply to any Development that the Executive developed entirely on his own time without using the Company's equipment, supplies, facilities or trade secret information except for those Developments that either:

              (a) relate at the time of conception or reduction to practice of the Development to the Company's business, or actual or demonstrably anticipated research or development of the Company; or

              (b) result from any work performed by Executive for the Company.

         7.3  Assistance  of  Executive.   Upon  request  and  without   further
compensation therefor, but at no expense to Executive, and whether during the term of this Agreement or thereafter, Executive will do all reasonable lawful acts, including, but not limited to, the execution of papers and lawful oaths and the giving of testimony, that, in the reasonable opinion of the Company, its successors and assigns, may be necessary or desirable in obtaining, sustaining, reissuing, extending and enforcing United States and foreign Letters Patent, including, but not limited to, design patents, on any and all Developments and for perfecting, affirming and recording the Company's complete ownership and title thereto, subject to the proviso in Section 7.2 hereof, and Executive will otherwise reasonably cooperate in all proceedings and matters relating thereto.

         7.4 Records. Executive will keep complete and accurate accounts, notes, data and records of all Developments in the manner and form requested by the Company. Such accounts, notes, data and records shall be the property of the Company, subject to the proviso in Section 7.2 hereof, and, upon request by the Company, Executive will promptly surrender the same to it or, if not previously surrendered upon its request or otherwise, Executive will surrender the same, and all copies thereof, to the Company upon the conclusion of his employment.



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

              7.5 Obligations, Restrictions and Limitations. Executive understands that the Company may enter into agreements or arrangements with agencies of the United States Government and that the Company may be subject to laws and regulations which impose obligations, restrictions and limitations on it with respect to inventions and patents which may be acquired by it or which may be conceived or developed by employees, consultants or other agents rendering services to it. Executive agrees that he shall be bound by all such obligations, restrictions and limitations applicable to any such invention conceived or developed by him during the term of this Agreement and shall take any and all further action which may be required to discharge such obligations and to comply with such restrictions and limitations.

         8. Non-solicitation Covenant.

              8.1 Nonsolicitation and Noninterference. During the term of this Agreement and for a period of two years thereafter, Executive shall not (a) induce or attempt to induce any employee of the Company to leave the employ of the Company or in any way interfere adversely with the relationship between any such employee and the Company, (b) induce or attempt to induce any employee of the Company to work for, render services or provide advice to or supply confidential business information or trade secrets of the Company to any third person, firm or corporation or (c) induce or attempt to induce any customer, supplier, licensee, licensor or other business relation of the Company to cease doing business with the Company or in any way interfere with the relationship between any such customer, supplier, licensee, licensor or other business relation and the Company.

              8.2 Indirect Solicitation. Executive agrees that, during the term of this Agreement and the period covered by Section 8.1 hereof, he will not, directly or indirectly, assist or encourage any other person in carrying out, directly or indirectly, any activity that would be prohibited by the provisions of Section 8.1 if such activity were carried out by Executive, either directly or indirectly; and, in particular, Executive agrees that he will not, directly or indirectly, induce any employee of the Company to carry out, directly or indirectly, any such activity.

         9. Injunctive Relief. Executive hereby recognizes, acknowledges and agrees that in the event of any breach by Executive of any of his covenants, agreements, duties or obligations contained in Sections 5, 6, 7 and 8 of this Agreement, the Company would suffer great and irreparable harm, injury and damage, the Company would encounter extreme difficulty in attempting to prove the actual amount of damages suffered by the Company as a result of such breach, and the Company would not be reasonably or adequately compensated in damages in any action at law. Executive therefore covenants and agrees that, in addition to any other remedy the Company may have at law, in equity, by statute or otherwise, in the event of any breach by Executive of any of his covenants, agreements, duties or obligations contained in Sections 5, 6, 7 and 8 of this Agreement, the Company shall be entitled to seek and receive temporary, preliminary and permanent injunctive and other equitable relief from any court of competent jurisdiction to enforce any of the rights of the Company, or any of the covenants, agreements, duties or obligations of Executive hereunder, and/or otherwise to prevent the violation of any of the terms or provisions hereof, all without the necessity of proving the amount of any actual damage to the Company or any affiliate thereof resulting therefrom; provided, however, that nothing contained in this Section 9 shall be deemed or construed in any manner whatsoever as a waiver by the Company of any of the rights which the Company may have against Executive at law, in equity, by statute or otherwise arising out of, in connection with or resulting from the breach by Executive of any of his covenants, agreements, duties or obligations hereunder.



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

         10. Miscellaneous.

              10.1 Notices. All notices, requests and other communications (collectively, "Notices") given pursuant to this Agreement shall be in writing, and shall be delivered by personal service or by United States first class, registered or certified mail (return receipt requested), postage prepaid, addressed to the party at the address set forth below:

                           If to Company:

                                    GVI Security, Inc.
                                    1621 W. Crosby, Suite 104
                                    Carrollton, TX  75006
                                    Attention: Board of Directors

                           If to Executive:

                                    Mr. Thomas Wade

Any Notice shall be deemed duly given when received by the addressee thereof, provided that any Notice sent by registered or certified mail shall be deemed to have been duly given three days from date of deposit in the United States mails, unless sooner received. Either party may from time to time change its address for further Notices hereunder by giving notice to the other party in the manner prescribed in this section.

         10.2 Entire Agreement. This Agreement contains the sole and entire agreement and understanding of the parties with respect to the entire subject matter of this Agreement, and any and all prior discussions, negotiations, commitments and understandings, whether oral or otherwise, related to the subject matter of this Agreement are hereby merged herein. No representations, oral or otherwise, express or implied, other than those contained in this Agreement have been relied upon by any party to this Agreement.

         10.3 Attorneys' Fees. If any action, suit or other proceeding is instituted to remedy, prevent or obtain relief from a default in the performance by any party of its obligations under this Agreement, the prevailing party shall recover all of such party's costs and reasonable attorneys' fees incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom.

         10.4 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.



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

         10.5 Captions. The various captions of this Agreement are for reference only and shall not be considered or referred to in resolving questions of interpretation of this Agreement.

         10.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         10.7 Business Day. If the last day permissible for delivery of any Notice under any provision of this Agreement, or for the performance of any obligation under this Agreement, shall be other than a business day, such last day for such Notice or performance shall be extended to the next following business day (provided, however, under no circumstances shall this provision be construed to extend the date of termination of this Agreement).

         In witness whereof, the parties have executed this Agreement as of the date first set forth above.

Company:                                        Executive:

GVI SECURITY, INC.

By: /s/ David Weiner                            /s/ Thomas Wade
    ------------------------------              ----------------------------
    David Weiner, Director                      Thomas Wade






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